UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: April 19, 2011
(Date of earliest event reported)

NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
16400 SE Nautilus Drive
Vancouver, Washington 98683
(Address of principal executive offices and zip code)
(360) 859-2900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2011, Nautilus, Inc., a Washington corporation (“Nautilus” or the “Company”), announced that Michael D. Mulholland, 59, will join the Company as Chief Financial Officer. Mr. Mulholland will join the Company on April 21, 2011 but will not assume the role of Chief Financial Officer until the day following the filing of the Company's Quarterly Report on Form 10-Q for the first quarter ended March 31, 2011 (the “Transition Date”).

Mr. Mulholland brings more than 25 years of senior level finance and operations experience to the Company, including as Co-Chief Financial Officer of Corporate Management Advisors, Inc., a privately-owned holding company of various business and investment assets, from 2010 to present; Vice President of Finance of Gevity HR, Inc., a publicly-traded professional employer organization, from 2008 to 2009; Chief Financial Officer and Secretary of Barrett Business Services, Inc., a publicly-traded consulting and business process outsourcing firm, from 1994 to 2008; and Executive Vice President, Chief Financial Officer and Secretary of Sprouse Reitz Stores Inc. from 1988 to 1994. Mr. Mulholland received a B.S. in accounting and a M.B.A. from the University of Oregon. He is a certified public accountant.

In connection with his appointment, the Company and Mr. Mulholland entered into an Employment Agreement effective as of April 21, 2011 (the “Agreement”). Mr. Mulholland's initial base salary under the Agreement is $240,000 annually. Mr. Mulholland will be eligible for a bonus equal to 50% of his base salary earned in the applicable year based on achievement of performance targets set by the Company. Additionally, for 2011, Mr. Mulholland will be eligible for a special bonus based on achievement of certain additional performance targets assigned by the Company that could increase his bonus compensation up to 100% of his base salary earned during 2011. Additionally, the Agreement provides that Mr. Mulholland will be awarded (i) non-qualified options to purchase 21,000 shares of the Company's common stock and (ii) 59,000 restricted share units under the Company's 2005 Long Term Incentive Plan. Each award will vest ratably over four years from the date of grant. The Agreement also provides for the payment by the Company of relocation benefits, including moving expenses and travel expenses associated with Mr. Mulholland and his family's relocation to the Vancouver, Washington, area.

Either party may terminate the Agreement at any time for any reason, provided, however, if the Company terminates Mr. Mulholland's employment without cause, then Mr. Mulholland will be entitled to receive certain severance benefits, including cash severance payable monthly for a period of six months and continuation of the company-paid portion of medical and dental coverages during such six-month period. The amount of cash severance payable will equal the average monthly salary compensation received by Mr. Mulholland in the twelve months prior to the date of termination.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

In connection with the appointment of Mr. Mulholland, Kenneth L. Fish will step down as Chief Financial Officer of the Company, effective on the Transition Date. On the Transition Date, it is anticipated that Mr. Fish will become the Company's Vice President of Business Development through the end of 2011.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

April 19, 2011	By:	/s/ Wayne M. Bolio
(Date)		Wayne M. Bolio
Senior Vice President, Law and General Counsel

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